EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Separate Account M registration statement on Form S-6 (the "Registration Statement") of our report dated February 11, 1997, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                  s/Price Waterhouse LLP
                 ------------------------
                   PRICE WATERHOUSE LLP

New York, New York
January 20, 1998